 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2025

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LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, having reached the mandatory retirement age, Spencer Fleischer, a Class I director, retired from Levi Strauss & Co’s. (the “Company”) Board of Directors (the “Board”). The Company’s corporate governance guidelines provide that a director is deemed to have resigned automatically upon the director’s 72nd birthday unless the Nominating, Governance and Corporate Citizenship Committee of the Board (the “NGCC Committee”) or the Board, upon recommendation from the NGCC Committee, waives this requirement. Mr. Fleischer has served on the Company’s Board since 2013 and most recently served as the chair of the Compensation and Human Capital Committee and a member of the Finance Committee. Effective upon Mr. Fleisher’s retirement, Troy Alstead was named the Chair of the Company’s Compensation and Human Capital Committee. Mr. Fleischer’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following Mr. Fleischer’s departure, the Board consists of twelve directors.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

Date:	October 3, 2025	By:	/s/ David Jedrzejek
		Name:	David Jedrzejek
		Title:	Senior Vice President and General Counsel